BANK OF NORTH CAROLINA ENDORSEMENT SPLIT DOLLAR AGREEMENT This ENDORSEMENT SPLIT DOLLAR AGREEMENT (this “Agreement”) is entered into as of this 12th day of December, 2016 by and between Bank of North Carolina, a North Carolina-chartered bank (the “Bank”), and Ronald J. Gorczynski, an executive of The Bank (the “Executive”). WHEREAS, to encourage the Executive to remain an employee of The Bank, The Bank is willing to divide the death proceeds of a life insurance policy on the Executive’s life, and WHEREAS, The Bank will pay life insurance premiums from its general assets. NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows. ARTICLE 1 GENERAL DEFINITIONS Capitalized terms not otherwise defined in this Agreement are used herein as defined in the December 12, 2016 Salary Continuation Agreement between The Bank and the Executive. The following terms shall have the meanings specified. 1.1 “Administrator” means the administrator described in Article 7. 1.2 “Executive’s Interest” means the benefit set forth in section 2.2. 1.3 “Insured” means the Executive. 1.4 “Insurer” means each life insurance carrier for which there is a Split Dollar Policy Endorsement attached to this Agreement. 1.5 “Net Death Proceeds” means the total death proceeds of the Policy minus the cash surrender value immediately prior to the Executive’s death. 1.6 “Policy” means the specific life insurance policy or policies issued by the Insurer. 1.7 “Split Dollar Policy Endorsement” means the form required by the Administrator or the Insurer to indicate the Executive’s interest, if any, in a Policy on the Executive’s life. ARTICLE 2 POLICY OWNERSHIP/INTERESTS 2.1 The Bank Ownership. The Bank is the sole owner of the Policy and shall have the right to exercise all incidents of ownership. The Bank shall be the beneficiary of the remaining death proceeds of the Policy after the Executive’s interest is paid according to section 2.2 below. 2.2 Death Benefit. Provided the Executive’s death occurs before the earlier of (x) the date of the Executive’s Separation from Service or (y) the date the Executive attains age 65, at the

2 Executive’s death the Executive’s beneficiary designated in accordance with the Split Dollar Policy Endorsement shall be entitled to the lesser of $886,275 or 100% of the Net Death Proceeds (the “Executive’s Interest”). Unless a Change in Control occurs before the Executive’s Separation from Service, the Executive’s Interest shall be extinguished at the earlier of the date of the Executive’s Separation from Service or the date the Executive attains age 65 and the Executive’s beneficiary shall be entitled to no benefits under this Agreement for the Executive’s death occurring thereafter. If a Change in Control occurs before the Executive’s Separation from Service, at the Executive’s death the Executive’s beneficiary designated in accordance with the Split Dollar Policy Endorsement shall be entitled to the Executive’s Interest whether the Executive dies before or after Separation from Service. The Executive shall have the right to designate the beneficiary of the Executive’s Interest. 2.3 Comparable Coverage. The Bank shall maintain the Policy in full force and effect. The Bank may not amend, terminate, or otherwise abrogate the Executive’s interest in the Policy unless The Bank replaces the Policy with a comparable insurance policy to cover the benefit provided under this Agreement and executes a new split dollar agreement and endorsement for the comparable insurance policy. The Policy or any comparable policy shall be subject to claims of The Bank’s creditors. 2.4 Internal Revenue Code Section 1035 Exchanges. The Executive recognizes and agrees that The Bank may after this Agreement is adopted wish to exchange the Policy of life insurance on the Executive’s life for another contract of life insurance insuring the Executive’s life. Provided that the Policy is replaced or intended to be replaced with a comparable policy of life insurance, the Executive agrees to provide medical information and cooperate with medical insurance-related testing required by a prospective insurer for implementing the Policy or, if necessary, for modifying or updating to a comparable insurer. ARTICLE 3 PREMIUMS 3.1 Premium Payment. The Bank shall pay any premiums due on the Policy. 3.2 Economic Benefit. The Administrator shall annually determine the economic benefit attributable to the Executive based on the life insurance premium factor for the Executive’s age multiplied by the aggregate death benefit payable to the Executive’s beneficiary. The “life insurance premium factor” is the minimum factor applicable under guidance published pursuant to Treasury Reg. section 1.61-22(d)(3)(ii) or any subsequent authority. 3.3 Imputed Income. The Bank shall impute the economic benefit to the Executive on an annual basis, by adding the economic benefit to the Executive’s W-2, or if applicable, Form 1099. ARTICLE 4 ASSIGNMENT The Executive may irrevocably assign without consideration all of the Executive’s interest in the Policy and in this Agreement to any person, entity, or trust established by the Executive or the Executive’s spouse. If the Executive transfers all of the Executive’s interest in the Policy, all of the Executive’s interest in the Policy and in the Agreement shall be vested in the Executive’s transferee, who shall be substituted as a party hereunder and the Executive shall have no further interest in this Agreement.

ARTICLE 5 INSURER The Insurer shall be bound by the terms of the Policy only. The Insurer shall not be bound by the provisions of this Agreement. ARTICLE 6 CLAIMS AND REVIEW PROCEDURES 6.1 Claims Procedure. The Bank will notify any person or entity that makes a claim for benefits under this Agreement (the “Claimant”) in writing, within 90 days after receiving Claimant’s written application for benefits, of his or her eligibility or noneligibility for benefits under the Agreement. If the Plan Administrator determines that the Claimant is not eligible for benefits or full benefits, the notice will state (w) the specific reasons for denial, (x) a specific reference to the provisions of the Agreement on which the denial is based, (y) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (z) an explanation of the Agreement’s claims review procedure and other appropriate information concerning steps to be taken if the Claimant wishes to have the claim reviewed. If the Plan Administrator determines that there are special circumstances requiring additional time to make a decision, the Bank will notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional 90 days. 6.2 Review Procedure. If the Claimant is determined by the Plan Administrator not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant will have the opportunity to have his or her claim reviewed by the Bank by filing a petition for review with the Bank within 60 days after receipt of the notice issued by the Bank. The Claimant’s petition must state the specific reasons the Claimant believes entitle him or her to benefits or to greater or different benefits. Within 60 days after receipt by the Bank of the petition, the Plan Administrator will give the Claimant (and counsel, if any) an opportunity to present his or her position verbally or in writing, and the Claimant (or counsel) will have the right to review the pertinent documents. The Plan Administrator will notify the Claimant of the Plan Administrator’s decision in writing within the 60-day period, stating specifically the basis of its decision, written in a manner to be understood by the Claimant, and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the 60-day period is not sufficient, the decision may be deferred for up to another 60 days at the election of the Plan Administrator, but notice of this deferral will be given to the Claimant. ARTICLE 7 ADMINISTRATION OF AGREEMENT 7.1 Administrator Duties. This Agreement shall be administered by an Administrator, which shall consist of The Bank’s board of directors or such committee as the board shall appoint. The Executive may not be a member of the Administrator. The Administrator shall also have the discretion and authority to (x) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Agreement and (y) decide or resolve any and all questions, including interpretations of this Agreement, as may arise in connection with the Agreement.

7.2 Agents. In the administration of this Agreement, the Administrator may employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel, who may be counsel to The Bank. 7.3 Binding Effect of Decisions. The decision or action of the Administrator concerning any question arising out of the administration, interpretation, and application of this Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement. 7.4 Indemnification of Administrator. The Bank shall indemnify and hold harmless the members of the Administrator against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Administrator or any of its members. 7.5 Information. To enable the Administrator to perform its functions, The Bank shall supply full and timely information to the Administrator on all matters relating to the date and circumstances of the retirement, death, or Separation from Service of the Executive, and such other pertinent information as the Administrator may reasonably require. ARTICLE 8 MISCELLANEOUS 8.1 Amendment and Termination of Agreement. This Agreement may be amended or terminated solely by a written agreement signed by The Bank and the Executive. However, this Agreement shall terminate upon the first to occur of (x) distribution of the death benefit proceeds in accordance with section 2.2 above, or (y) the earlier of the date of the Executive’s Separation from Service or the date the Executive attains age 65, or (z) termination of the December 12, 2016 Salary Continuation Agreement between Bank of North Carolina and the Executive under Article 5 of that agreement. 8.2 Binding Effect. This Agreement shall bind the Executive and The Bank and their beneficiaries, survivors, executors, administrators, and transferees, and any Policy beneficiary. 8.3 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of The Bank nor does it interfere with The Bank’s right to discharge the Executive. It also does not require the Executive to remain an employee or interfere with the Executive’s right to terminate employment at any time. 8.4 Successors; Binding Agreement. By an assumption agreement in form and substance satisfactory to the Executive, The Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of The Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that The Bank would be required to perform this Agreement if no succession had occurred. 8.5 Applicable Law. This Agreement and all rights hereunder shall be governed by and construed according to the laws of the State of North Carolina, except to the extent preempted by the laws of the United States of America.

8.6 Entire Agreement. This Agreement constitutes the entire agreement between The Bank and the Executive concerning the subject matter. No rights are granted to the Executive under this Agreement other than those specifically set forth. 8.7 Severability. If any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and each such other provision shall continue in full force and effect to the full extent consistent with law. If any provision of this Agreement is held invalid in part, such invalidity shall not affect the remainder of the provision not held invalid, and the remainder of the provision together with all other provisions of this Agreement shall continue in full force and effect to the full extent consistent with law. 8.8 Headings. Headings and subheadings herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. 8.9 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice. Unless otherwise changed by notice, notice shall be properly addressed to the Executive if addressed to the address of the Executive on the books and records of The Bank at the time of the delivery of such notice, and properly addressed to The Bank if addressed to the board of directors, Bank of North Carolina, 831 Julian Avenue, Thomasville, North Carolina 27360. IN WITNESS WHEREOF, the Executive and a duly authorized representative of The Bank have executed this Endorsement Split Dollar Agreement as of the date first written above. EXECUTIVE: THE BANK: Bank of North Carolina /s/ Ronald J. Gorczynski Ronald J. Gorczynski By: /s/ David B. Spencer Name: David B. Spencer Its: Senior Executive Vice President and Chief Financial Officer AGREEMENT TO COOPERATE WITH INSURANCE UNDERWRITING INCIDENT TO INTERNAL REVENUE CODE SECTION 1035 EXCHANGE I acknowledge that I have read the Endorsement Split Dollar Agreement and agree to be bound by its terms, particularly the covenant on my part set forth in section 2.4 of the Endorsement Split Dollar Agreement to provide medical information and cooperate with medical insurance-related testing required by an insurer to issue a comparable insurance policy to cover the benefit provided under this Endorsement Split Dollar Agreement. /s/ David B. Spencer /s/ Ronald J. Gorczynski Witness Ronald J. Gorczynski